Exhibit 10.2

STOCK OPTION CONTRACT

This Stock Option Contract (this “Contract”), entered into on September 7, 2011 and effective as of November 13, 2009 (the “Grant Date”), is between American Medical Alert Corporation, a New York Corporation (the “Company”), and Richard Rallo (the “Optionee”).

W I T N E S S E T H:

1.           The Company, pursuant to that certain Employment Agreement, dated as of January 1, 2009 (as amended, the “Employment Agreement”), between the Company and the Optionee, and subject to the terms and conditions of the 2000 Stock Option Plan (the “Plan”), grants as of the date hereof to the Optionee an option to purchase an aggregate of 21,700 shares of the Common Stock, $.01 par value per share, of the Company (“Common Stock”) at an exercise price of $5.88 per share.  Subject to any acceleration provisions contained in the Plan, this option vested with respect to 3,426 shares of Common Stock on December 31, 2010, and shall vest with respect to 18,274 shares of Common Stock on December 31, 2011, which vesting shall be subject to continued employment on the date of vesting, in accordance with the Plan; provided, however, that in the event of a Change in Control (as defined in the Employment Agreement), if the Company or its successor pursuant to such Change in Control, as applicable, and the Optionee, either agree to continue the Employment Agreement or to enter into a new employment agreement mutually acceptable to the Company or its successor and the Optionee in lieu of the Employment Agreement, then any portion of this option which remain unvested, shall vest immediately upon the mutual agreement of the Company or its successor and the Optionee to continue the Employment Agreement or to enter into a new agreement.  Unless otherwise defined in this Contract, the terms used in this Contract shall have the meanings defined in the Plan.  This option is intended to be an incentive stock option constituted within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no representations or warranties as to such qualifications.

2.           Subject to earlier termination as provided herein and in the Plan, the option to purchase 3,426 shares of Common Stock which vested on December 31, 2010 shall be exercisable until and including December 31, 2015, and the option to purchase 18,274 shares of Common Stock vesting on December 31, 2011 shall be exercisable until and including December 31, 2016.  This option shall be exercised by giving written notice to the Company at its principal office, presently at 36-36 33rd Street, Long Island City, NY 11106 Attention: Compensation Committee, stating that the Optionee is exercising this incentive stock option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefore (a) in cash and/or by certified check, (b) with previously acquired shares of Common Stock; provided, however, that in no case may shares be tendered if such tender would require the Company to incur the imposition of “liability accounting” for financial accounting purposes, (c) by delivery by the Optionee of a properly executed notice, together with a copy of the Optionee's  irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price, or (d) a combination of the foregoing.

3.                Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise.  At the request of the Committee, the Optionee shall execute and deliver to the Company his representation and warranty, in form, substance and scope satisfactory to the Committee, which the Committee determines is necessary or convenient  to facilitate the perfection  of an exemption from the registration  requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (a) the shares of Common Stock to be issued upon exercise of the option are being acquired by the Optionee for the Optionee's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by the Optionee will be made only pursuant to (i) a Registration  Statement under the Securities Act which is effective and current  with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration  requirements of the Securities Act, but in claiming such exemption, the Optionee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written  opinion of counsel  satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

4.           Notwithstanding anything herein to the contrary, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuance of shares of Common  Stock thereunder,  such  option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.           Nothing in the Plan or herein shall confer upon the Optionee any right to continue in the employ of the Company, its Parent or any of its Subsidiaries, or interfere in any way with the right of the Company, its Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

6.           The Company may affix such legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (b) implement the provisions of the Plan or any agreement between the Company and the Optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a “disqualifying disposition,” as described in Section 421(b) of the Code, of the shares of Common Stock  transferred upon the exercise of this option.

7.           As provided in the Plan, the Company may withhold (a) cash or (b) shares of Common  Stock to be issued upon exercise of this option or a combination of cash and shares, having an aggregate fair market value (determined in accordance with the Plan) equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company to withhold taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option or the disposition of the underlying shares of Common Stock.  Alternatively, the Company may require the Optionee to pay the Company such amount, in cash, promptly upon demand.  In the event of any disposition of the shares of Common Stock acquired pursuant to the exercise of this option within two years from the Grant Date or one year from the date of transfer of such shares to her, the Optionee shall notify the Company thereof in writing within 30 days after such disposition.  In addition, the Optionee shall provide the Company on demand with such information as the Company shall reasonably request in connection with determining its obligation to withhold any Federal, state and local income taxes or other taxes incurred by reason of such disqualifying disposition, including the amount thereof, and shall pay the Company in cash on demand the amount, if any, which the Company determines is necessary to satisfy such obligation.

8.           The Company and the Optionee agree that they will both be subject to and bound by all of the terms and conditions of the Plan.  In the event the employment of the Optionee terminates or in the event of his death or disability (as defined in the Employment Agreement, and if not defined therein, as defined in the Plan), his rights hereunder shall be governed by and be subject to the provisions of the Plan.  In the event of a conflict between the terms of this Contract and the terms of the Plan, the terms of the Plan shall govern.

9.           The Optionee represents and agrees that he will comply with all applicable laws relating to the Plan and the grant and exercise of the option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and “blue sky” laws.

10.           (a)           If the Optionee violates any provision of Section 8 “Non-Compete, Non-Solicitation and Non-Disclosure” of the Employment Agreement, this option shall be cancelled immediately.  Further, any profit realized from the grant of the option, or its exercise, or from the sale of shares underlying this option, shall be forfeited by Optionee to the Company, and the Optionee shall be liable to the Company to return any such profit upon demand by the Company.

(b)           In the event that the Optionee shall violate any provision of this Contract, then the Optionee hereby consents to the granting of a temporary or permanent injunction against him by any court of competent jurisdiction prohibiting him from violating any provision of this Contract.  In any proceeding for an injunction and upon any motion for a temporary or permanent injunction, the Optionee agrees that his ability to answer in damages shall not be a bar or interposed as a defense to the granting of such temporary or permanent injunction against the Optionee.  The Optionee further agrees that the Company will not have an adequate remedy at law in the event of any breach by the Optionee hereunder and that the Company will suffer irreparable damage and injury if the Optionee breaches any of the provisions of this Contract.

11.           This option is not transferable otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by his legal representatives.  After the death of Optionee, the option may be exercised by the Optionee’s legal representative to the extent provided for in the Plan.

12.           This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled by law to the Optionee's rights hereunder.

13.           This Contract shall be governed by and construed in accordance with the laws of the State of New York.

14.            The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

15.           The Optionee agrees that the Company may amend the Plan and the options granted to the Optionee under the Plan, subject to the limitations contained in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the day and year first above written.

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Jack Rhian, President & CEO

/s/ Richard Rallo
Richard Rallo, Optionee